                      TRIDEX CORPORATION AND SUBSIDIARIES
                  EXHIBIT 11 COMPUTATION OF PER SHARE EARNINGS
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)


                                                                                                       QUARTER ENDED
                                                                                            --------------------------------
                                                                                               MARCH 30,          April 1,
                                                                                                  1996              1995
                                                                                            -------------       ------------
                 PRIMARY:
                  EARNINGS:
                    Net income                                                               $        796        $     1,211
                                                                                            =============       ============

                  SHARES:
                    Average common shares outstanding                                           3,803,919          3,678,749
                    Dilutive effect of outstanding options and warrants
                      as determined by the treasury stock method                                  133,957            212,239
                                                                                            -------------       ------------
                                                                                                3,937,876          3,890,988
                                                                                            =============       ============

                 EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE:                            $       0.20        $      0.31
                                                                                            =============       ============





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